Exhibit 99.1

FOR FURTHER INFORMATION:

NEWS BULLETIN FROM:		RE:

15301 Ventura Blvd., Bldg B, Suite 300 Sherman Oaks, CA 91403 (818) 662-9800 NYSE: SZ

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
Keith Wall	Liz Baskerville	Laurie Berman	Tricia Ross
Vice President and CFO	Director, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 854-8315	(617) 520-7064

August 5, 2005

WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES FOURTH

QUARTER AND FULL YEAR FISCAL 2005 RESULTS

HIGHLIGHTS:

•	Total revenues decreased by 5.3 percent in the fourth quarter, but increased 2.2 percent for the full year.

•	A 3.0 percent increase in the Australian dollar exchange rate, as compared to last year, contributed $0.1 million to fourth quarter earnings.

•	Net loss for the quarter of $0.03 million, or $0.00 per share, brings full year net loss to $21.3 million, or ($0.77) per share.

•	Pacific Equity Partners and the Company continue to work together to move the merger transaction forward.

•	Merger transaction expected to close by the end of September.

SHERMAN OAKS, Calif. — August 5, 2005 — Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today reported financial results for the fourth quarter and fiscal year ended April 30, 2005.

The Company reported revenues of $83.1 million for the fourth quarter of fiscal 2005, a decrease of 5.3 percent from the $87.8 million reported in the prior year period. Net loss for the 2005 fourth quarter was $0.03 million, or $0.00 per diluted share, compared to net income of $0.7 million, or $0.01 per diluted share, in the same period a year ago. The 2004 fourth quarter results reflect the impact of an additional week in fiscal 2004 versus fiscal 2005. The strengthening of the Australian dollar compared to last year contributed $1.5 million to 2005 fourth quarter revenue and $0.1 million to net results. The fourth quarter 2005 net loss was negatively impacted by approximately $1.7 million in on-going legal, consulting and transaction related costs associated with the merger agreement with Pacific Equity Partners announced on April 28, 2005, as well as approximately $1.6 million in costs related to

FRB serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefore.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Worldwide Restaurant Concepts, Inc.

the Company’s Sarbanes Oxley compliance work. During the quarter the Company also completed the sale of two real estate parcels yielding a gain of $1.7 million.

Fiscal 2005 Results

For the fiscal year ended May 1, 2005, the Company reported revenues of $354.8 million, an increase of 2.2 percent, or $7.6 million, over revenues of $347.2 million in fiscal 2004. The fiscal 2005 net loss was $21.3 million, or ($0.77) per diluted share, compared to net income of $3.6 million, or $0.07 per diluted share, in the prior year. The loss is mainly attributable to the third quarter 2005 write-down of Pat & Oscar’s goodwill and certain under-performing assets of $24.7 million, as well as the fourth quarter 2005 costs previously mentioned.

Merger Transaction Continues to Move Forward

The Company and Pacific Equity Partners continue to work towards completing the merger transaction. “Our fourth quarter restaurant operations were strong, but, transaction and administrative costs eroded those gains,” commented Chuck Boppell, President and CEO of Worldwide Restaurant Concepts. “Sizzler USA ended the year with strong results thanks, in part, to the successful Steak and Lobster promotion, Pat & Oscar’s shows on-going recovery from the food-borne illness incident of last year, and our Australian subsidiary continues to perform well. We are very pleased that we closed out our year with these kinds of results,” continued Mr. Boppell. “We are still working diligently to finalize all the necessary requirements for the completion of the merger transaction, and believe strongly that this merger will allow the Company and, ultimately, our brands to thrive,” added Mr. Boppell. Rob Koczkar, Managing Director of Pacific Equity Partners, reiterated Mr. Boppell’s comments. “We are eager for this transaction to close and fully expect it to do so by the end of September,” added Mr. Koczkar.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 310 Sizzler® restaurants worldwide, 112 KFC® restaurants located primarily in Queensland, Australia, and 21 Pat & Oscar’s® restaurants. Additional information about the Company can be found at www.wrconcepts.com.

The Company uses a fifty-two, fifty-three week fiscal year ending on the Sunday nearest to April 30. Fiscal year 2004 was a fifty-three week year and fiscal year 2005 was fifty-two week year ending on May 2, 2004 and May 1, 2005, respectively. For clarity of presentation, the Company has described all periods presented as if the year ended April 30 in the accompanying statements of operation and balance sheets.

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include but are not limited to statements regarding: (i) improving revenues and earnings; and (ii) completion of the pending merger transaction.

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements

Worldwide Restaurant Concepts, Inc.

contained herein. Such factors include, but are not limited to: (a) the Company’s ability to complete the proposed merger transaction; (b) economic conditions, both generally and as they affect the restaurant industry in particular; and (c) other risks as detailed from time to time in the Company’s SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

[tables to follow]

Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE AND THIRTEEN WEEKS ENDED APRIL 30, 2005 AND APRIL 30, 2004

(In thousands, except per share data)

	April 30, 2005	April 30, 2004
Revenues
Restaurant sales, net	$80,864	$85,646
Franchise revenues	2,281	2,185

Total revenues	83,145	87,831

Costs, Expenses and Other
Costs of sales (excluding depreciation and amortization reflected below)	27,786	29,410
Labor and related expenses	22,253	24,591
Other operating expenses	18,020	18,143
Depreciation and amortization	2,937	2,869
General and administrative expenses	11,038	8,081
Gains on property sale, sale-leasebacks and legal settlements	(1,758)	—
Asset impairments	—	1,764

Total operating costs, expenses and other	80,276	84,858

Operating income	2,869	2,973

Interest expense	434	858
Investment income, net	166	128

Income before income taxes and minority interest	2,601	2,243
Provision for income taxes	1,806	1,567
Minority interest expense	822	15

Net income (loss)	$(27)	$661

Basic earnings per share	$—	$0.02

Diluted earnings per share	$—	$0.01

Weighted average common shares outstanding:
Basic	27,792	27,425
Diluted	27,792	28,504

Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FIFTY TWO AND FIFTY THREE WEEKS ENDED APRIL 30, 2005 AND APRIL 30, 2004

(In thousands, except per share data)

	April 30, 2005	April 30, 2004
Revenues
Restaurant sales, net	$345,375	$338,308
Franchise revenues	9,469	8,846

Total revenues	354,844	347,154

Costs, Expenses and Other
Costs of sales (excluding depreciation and amortization reflected below)	118,650	116,572
Labor and related expenses	93,603	94,114
Other operating expenses	83,080	82,548
Depreciation and amortization	12,449	11,836
General and administrative expenses	34,567	28,930
Gains on property sales, sale-leasebacks and legal settlements	(4,919)	—
Asset impairments	3,067	1,764
Goodwill impairment	21,924	—

Total operating costs, expenses and other	362,421	335,764

Operating income (loss)	(7,577)	11,390

Interest expense	2,702	3,215
Investment income, net	658	551

Income (loss) before income taxes and minority interest	(9,621)	8,726
Provision for income taxes	9,030	5,255
Minority interest expense (benefit)	2,679	(94)

Net income (loss)	$(21,330)	$3,565

Basic earnings (loss) per share	$(0.77)	$0.13

Diluted earnings (loss) per share	$(0.77)	$0.07

Weighted average common shares outstanding:
Basic	27,621	27,371
Diluted	27,621	28,382

Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

As of April 30,	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$34,379	$24,755
Restricted cash	5,330	5,131
Receivables, net of an allowance of $437 in 2005 and $641 in 2004	2,760	2,042
Inventories	5,670	4,807
Deferred income taxes	5,485	3,169
Prepaid expenses and other current assets	4,371	2,718
Assets related to restaurants held for sale	2,232	5,417

Total current assets	60,227	48,039

Property and equipment, at cost
Land	2,547	6,864
Buildings and leasehold improvements	91,286	92,810
Equipment	79,062	76,128
Construction in progress	2,597	1,350

	175,492	177,152
Less accumulated depreciation and amortization	(106,763)	(101,681)

Total property and equipment, net	68,729	75,471

Long-term notes receivables including $160 and $200 of related party receivables in 2005 and 2004, respectively	1,460	912
Deferred income taxes	7,192	10,757
Goodwill	1,723	23,647
Intangible assets, net of accumulated amortization of $1,322 in 2005 and $1,068 in 2004	2,278	2,090
Other assets	925	1,127

Total assets	$142,534	$162,043

Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value)

As of April 30,	2005	2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$7,077	$7,156
Accounts payable	16,426	12,396
Other current liabilities	29,630	23,334
Income taxes payable	4,327	4,056

Total current liabilities	57,460	46,942

Long-term debt, net of current portion	7,496	30,809
Deferred gains, rent and landlord incentives	18,917	11,894
Pension liability	13,817	14,031
Minority interest	32,028	14
Commitments and contingencies
Stockholders’ equity
Preferred stock, authorized 1,000 shares, $5 par value; no shares issued and outstanding	—	—
Common stock, authorized 50,000 shares, $.01 par value; issued and outstanding of 29,880 and 27,880 and 29,438 and 27,438 at April 30, 2005 and 2004, respectively	299	294
Additional paid-in capital	256,066	280,442
Accumulated deficit	(226,036)	(204,706)
Treasury stock, at cost, 2,000 shares, at April 30, 2005 and 2004	(4,135)	(4,135)
Accumulated other comprehensive loss	(13,378)	(13,542)

Total stockholders’ equity	12,816	58,353

Total liabilities and stockholders’ equity	$142,534	$162,043

*******